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                                                                    EXHIBIT 10.1
                         SEVERANCE AND RELEASE AGREEMENT

         This Severance and Release Agreement ("Agreement") is made by and between Hines Horticulture, Inc., a Delaware Corporation ("Employer"), and Mike Trebing, an individual ("Employee").

                                    RECITALS

         A. Employer currently employs Employee. Employer plans to eliminate Employee's position. As a result, Employer will provide Employee with severance benefits as set forth below.

         B. For and in consideration of the mutual promises and covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         1.0 TERMINATION OF EMPLOYMENT. Employee's employment shall terminate on March 30, 2007. (the "Termination Date").

         2.0 COMPENSATION.

                  2.1. SEVERANCE. Employer shall pay Employee severance pay in the amount of Eighty Thousand dollars ($80,000.00), less statutory wage deductions and any deductions which Employee has authorized. This payment shall be made to Employee in one lump sum within five (5) business days after the Termination Date and after the expiration of the Revocation Period provided for in Section 7.0 below, whichever is later. Because employment will end on Employee's Termination Date, these payments are not eligible for deferral to Employee's account in Employer's 401(k) plan. Employee acknowledges that this severance amount is a special benefit provided to Employee in return for Employee's execution of this Agreement and is more than Employee would normally receive upon separation from employment.

                  2.2. INSURANCE BENEFITS. Employee's health, dental and vision insurance benefits shall terminate on March 31, 2007. Thereafter, Employee will be eligible to continue these benefits through COBRA. Employer shall pay Employer a lump sum amount equal to the cost of six months of COBRA continuation coverage. This payment shall be made to Employee in one lump sum within five (5) business days after the Termination Date and after the expiration of the Revocation Period provided for in Section 7.0 below, whichever is later. Employee may use these funds to pay the cost of COBRA continuation coverage. However, whether to do so is in Employee's discretion.

                  2.3. VACATION. Employer shall pay Employee on Employee's Termination Date all of Employee's accrued and unused vacation through the Termination Date.

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         3.0 SUFFICIENCY OF CONSIDERATION. Employer and Employee specifically agree that the consideration provided to Employee pursuant to Sections 2.1 and
2.2 is good and sufficient consideration for this Agreement.

         4.0 NO ACTIONS BY EMPLOYEE. In consideration of the promises and covenants made by Employer in this Agreement Employee agrees:

                  4.1. FILING OF ACTIONS. That Employee has not filed and will refrain from filing any action or proceeding against Employer, its subsidiaries or parents, its Board of Directors, any members of the Board of Directors in any of their capacities, including individually, its present or former employees, officers, directors, agents or affiliates (hereinafter "Released Parties") with any administrative agency, board, or court relating to the termination of Employee's employment effective March 30, 2007, or any acts related to Employee's employment with Employer occurring prior to March 30, 2007.

                  4.2. DISMISSAL. That if any agency, board or court assumes jurisdiction of any action against the Released Parties arising out of the termination of Employee's employment or any acts related to Employee's employment with Employer occurring prior to March 30, 2007, Employee will direct that agency, board or court to withdraw or dismiss the matter, with prejudice, and will execute any necessary paperwork to effect the withdrawal or dismissal, with prejudice.

                  4.3. DISCRIMINATION. Employee acknowledges that the Age Discrimination in Employment Act ("ADEA") (29 U.S.C. ss.621 ET SEQ.), Title VII of the Civil Rights Act of 1964, and as amended, the Americans with Disabilities Act and the California Fair Employment and Housing Act ("FEHA") provide Employee the right to bring action against the Released Parties if Employee believes Employee has been discriminated against on the basis of race, ancestry, age, color, religion, sex, sexual orientation, medical condition, national origin, or physical or mental disability. Employee understands the rights afforded to Employee under these Acts and agrees Employee will not file any action against the Released Parties based upon any alleged violation of these Acts. Employee irrevocably and unconditionally waives any rights to assert a claim for relief available under these Acts, or any other federal, state or local laws regarding employment discrimination, against the Released Parties including, but not limited to, present or future wages, mental or emotional distress, attorney's fees, reinstatement or injunctive relief.

         5.0 COMPROMISE AND SETTLEMENT. Employee, in consideration of the promises and covenants made by Employer in this Agreement, hereby compromises, settles and releases Employer and Released Parties from any and all past, present, or future claims, demands, obligations or causes of action, whether based on tort, contract, violation of statute or other theories of recovery arising from the employment relationship between Employer and Employee, and the termination of the employment relationship. Such claims include those Employee may have or has against Employer or Released Parties.

         6.0 WAIVER. Employee acknowledges that this Agreement applies to all known or unknown, foreseen or unforeseen, injury or damage arising out of or pertaining to Employee's employment relationship with Employer, its termination and any other acts occurring prior to execution of this Agreement, and Employee expressly waives any benefits Employee may have under Section 1542 of the California Civil Code, which provides:

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         "A general release does not extend to claims which the
         creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

                  Employee understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if Employee should eventually suffer injury arising out of or pertaining to the employment relationship, its termination or any other acts occurring prior to the execution of this Agreement, Employee will not be able to make any claim for those injuries. Furthermore, Employee acknowledges that Employee consciously intends these consequences even as to claims for injuries that may exist as of the date of the Agreement but which Employee does not know exist and which, if known, would materially affect Employee's decision to execute this Agreement, regardless of whether Employee's lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

         7.0 WAIVER OF RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. Employee specifically understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), provides Employee the right to bring a claim against Employer if Employee believes that Employee has been discriminated against on the basis of age. Employer specifically denies any such discrimination. Employee understands the rights afforded to Employee under the ADEA and agrees that Employee will not file any claim or action against Employer or any of the entities released in Section 5.0 affiliated with Employer based on any alleged violations of the ADEA. Employee hereby knowingly and voluntarily waives any right to assert a claim for relief under this Act, including but not limited to back pay, front pay, attorneys fees, damages, reinstatement or injunctive relief. Notwithstanding the foregoing, Employee does not waive any ADEA claim which may arise after this Agreement is executed.

                  Employee also understands and acknowledges that the ADEA requires Employer to provide Employee with at least twenty-one (21) calendar days to consider this Agreement ("Consideration Period") prior to its execution. Employee acknowledges that Employee was provided with the required Consideration Period and hereby knowingly and voluntarily, after the opportunity to consult with an attorney, either has used the Consideration Period or waives the remainder of the Consideration Period by executing the Waiver of Consideration Period attached as Exhibit A. Employee understands that Employee is entitled to revoke this Agreement at any time during the seven (7) days following Employee's execution of this Agreement. Employee also understands that any revocation of this Agreement must be in writing and delivered to the attention of Steve Avery, VP Human Resources and Operational Excellence at Employer's office in Irvine, California prior to the expiration of the revocation period. Delivery of the revocation should be via facsimile to (949) 786-0968 with a hard copy to follow via first class mail.

         8.0 NO ADMISSION OF LIABILITY. Employee acknowledges that neither this Agreement, nor payment of any consideration pursuant to this Agreement, shall be taken or construed to be an admission or concession of any kind with respect to alleged liability or alleged wrongdoing against Employee by Employer. Employer specifically asserts that all actions taken with regard to Employee were proper and lawful and affirmatively denies any wrongdoing of any kind.

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         9.0 CONFIDENTIALITY. Employee agrees to keep the terms and amount of this Agreement completely confidential, except that Employee may discuss this Agreement with Employee's attorney, accountant, or other professional advisor who may assist Employee in evaluating or reviewing this Agreement or the tax implications of this Agreement. Employer agrees to keep the terms of this Agreement confidential except as to those employees, officers, agents, or directors of Employer who have a need to know the terms of this Agreement and except as required by law.

         10.0 CONFIDENTIAL INFORMATION. Employer has developed, compiled and owns certain proprietary techniques and confidential information that have great value in its business. This information includes but is not limited to any and all information (in any medium, including but not limited to, written documents and electronic files) concerning unpublished financial data, marketing and sales data, product and product development information, customer lists, employee lists, equipment programs, contracts, licensing agreements, processes, formulas, trade secrets, inventions, discoveries, improvements, data, know-how, formats, marketing plans, business plans, strategies, forecasts, and supplier and vendor identities, characteristics and agreements ("Confidential Information"). Employee has had access to Confidential Information of persons or entities for whom Employer performs services, to whom Employer sells products, or from whom Employer or Employee has obtained information ("Customers"). Confidential Information includes not only information disclosed by Employer or its Customers to Employee in the course of Employee's employment with Employer, but also information developed or learned by Employee during the course of Employee's employment with Employer. Confidential Information is to be broadly defined.

                  Employee acknowledges that during Employee's employment with Employer, Employee has had access to such Confidential Information. Employee agrees that at all times after Employee's employment with Employer is terminated, Employee will (i) hold in trust, keep confidential, and not disclose to any third party or make any use of the Confidential Information of Employer or its Customers; (ii) not cause the transmission, removal or transport of Confidential Information of Employer or its Customers; (iii) not publish, disclose, or otherwise disseminate Confidential Information of Employer or its Customers.

         11.0 COMPANY PROPERTY. On or before Employee's Termination Date, Employee shall return to Employer all Employer property in Employee's possession including, but not limited to, Employee's company-provided automobile, computer, cell phone and the original and all copies of any written, recorded, or computer-readable information about Employer's practices, procedures, trade secrets, customer lists, product cultivation or marketing associated with Employer's business.

         12.0 REPRESENTATION BY ATTORNEY. Employee acknowledges that Employee has carefully read this Agreement; that Employee understands its final and binding effect; that Employee has been advised to consult with an attorney; that Employee has been given the opportunity to be represented by independent counsel in reviewing and executing this Agreement and that Employee has either chosen to be represented by counsel or has voluntarily declined such representation; and that Employee understands the provisions of this Agreement and knowingly and voluntarily agrees to be bound by them.

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         13.0 NO RELIANCE UPON REPRESENTATIONS. Employee hereby represents and acknowledges that in executing this Agreement, Employee does not rely and has not relied upon any representation or statement made by Employer or by any of Employer's past or present shareholders, officers, directors, employees, agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

         14.0 RESOLUTION OF DISPUTES. Employer and Employee agree that any dispute that may arise under the provisions of this Agreement shall be submitted to arbitration in accordance with the Rules of the Judicial Arbitration and Mediation Service ("JAMS") before a member of JAMS. The written determination of the arbitrator shall be final, binding and conclusive on the parties. However, the provisions of this paragraph shall not preclude any party from seeking injunctive or other provisional relief in order to preserve the status quo of the parties pending resolution of the dispute by arbitration. The location of the arbitration shall be in Orange County, California.

         15.0 ATTORNEY'S FEES. Each party shall bear its own attorney's fees in the preparation and review of this Agreement. Should suit or action be instituted to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

         16.0 MISCELLANEOUS

                  16.1. ENTIRE AGREEMENT, MODIFICATION. This Agreement contains the entire Agreement between the parties hereto and supersedes all prior oral and/or written agreements if any. The terms of this release are contractual and not a mere recital. This Agreement may be modified only by the further written agreement of the parties.

                  16.2. SEVERABILITY. If any part of this Agreement is determined to be illegal, invalid or unenforceable, the remaining parts shall not be affected thereby and the illegal, unenforceable or invalid part shall be deemed not to be part of this Agreement. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, or other purposes of the void or unenforceable provision.

                  16.3. GOVERNING LAW. Any action to enforce this Agreement or any dispute concerning the terms and conditions of this Agreement and the parties performance of the terms and conditions of this Agreement shall be governed by the laws of the State of California.

                  16.4. CONSTRUCTION. The language in all parts of the Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

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                  16.5. CAPTIONS. All paragraph captions are for reference only and shall not be considered in construing this Agreement.


Dated:  March 5, 2007                          HINES HORTICULTURE, INC.
                                               ("EMPLOYER")

                                               /S/ STEPHEN  C. AVERY
                                               --------------------------------
                                               By:  Stephen Avery
                                               Its:  VP OE & HR


Dated:  March 19, 2007                         /S/ MIKE TREBING
                                               ---------------------------------
                                               Mike Trebing
                                               ("Employee")





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                                   EXHIBIT "A"

                         WAIVER OF CONSIDERATION PERIOD


         I, Mike Trebing, hereby acknowledge the following:

         1. I have entered into that certain Severance and Release Agreement ("Agreement") effective as of March 19, 2007.

         2. I understand that I have the right under the Age Discrimination in Employment Act to consider the Agreement for a period of twenty-one (21) days prior to signing the Agreement. I acknowledge that I have had a reasonable amount of time to consider the Agreement and hereby waive the remainder of this twenty-one (21) day period to consider the Agreement.

         3. I understand that I have the right under the Age Discrimination in Employment Act to revoke the Agreement within seven (7) days of my signing the Agreement.

         4. I understand that I have the right to consult, and have been advised to consult, with an attorney concerning the rights enumerated herein, and I understand the consequences of waiving those rights.

                                                 AGREED AND ACCEPTED





Dated:  March 19, 2007                           /S/ MIKE TREBING
                                                 -------------------------------
                                                 Mike Trebing ("Employee")





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